Exhibit 99.1

Rex Energy and Subsidiaries     Privileged & Confidential, Attorney Work Product, Attorney-Client Communication
Business Plan Overview     Preliminary Draft – Subject to Material Change
Scenario: April 17 Strip Pricing; Reduced Capex Case     Prepared at the Request of Counsel
Prepared in Contemplation of Litigation
U.S. $ 000’s    Forecast Forecast Forecast Forecast Forecast
2018    2019 202020212022
(Apr-Dec)    FY FY FY FY
Pricing
NYMEX Oil ($/Bbl)    $ 64.29 $ 60.21$ 55.85$ 53.02$ 51.33
NYMEX Natural Gas ($/Mcf)    $ 2.88 $ 2.80$ 2.78$ 2.82$ 2.87
C2/Ethane ($/Bbl)    $ 10.20 $ 10.41$ 10.39$ 10.31$ 10.01
C3/Propane ($/Bbl)    $ 32.07 $ 28.65$ 26.52$ 26.05$ 25.31
Realized $/Mcfe    $ 3.15 $ 2.88$ 2.74$ 2.70$ 2.67
Production
Oil & Condensate (Bbl)    624,661 434,259345,537284,228240,893
Natural Gas (Mcf)    36,010,379 50,015,60253,765,66657,658,37262,231,500
C2 (Bbl)    2,857,826 3,992,1934,431,8984,856,6325,258,749
C3 (Bbl)    1,879,708 2,490,0092,767,4473,026,6763,230,473
Planned Total Production (Mcfe)    68,183,550 91,514,37099,034,960106,663,589114,612,186
Mcfe/d    249,072 250,724271,329292,229314,006
Natural Gas, NGL and Condensate Sales    214,697 263,525271,126287,791305,581
Hedge Settlements    (3,665) (5,590)(2,679)(1,465)(658)
LOE    (105,552) (142,446)(153,427)(172,498)(183,039)
Cash G&A    (10,829) (15,637)(15,924)(16,091)(16,259)
MVC Adjustment    (3,556) (6,679)(902)726750
EBITDA    $ 91,094 $ 93,174$ 98,194$ 98,462$ 106,376
CAPEX    $ (66,373) $ (96,330)$ (59,992)$ (77,699)$ (87,539)
EBITDA Margin    42.4% 35.4%36.2%34.2%34.8%
LOE/Mcfe (incl. MVC)    $ 1.60 $ 1.63$ 1.56$ 1.61$ 1.59
G&A/Mcfe    $ 0.16 $ 0.17$ 0.16$ 0.15$ 0.14

DRAFT Privileged & Confidential, Attorney Work Product, Attorney-Client Communication Preliminary Draft – Subject to Material Change Prepared at the Request of Counsel Prepared in Contemplation of Litigation
Illustrative Stand-Alone Business Plan Summary – Reduced Capex Case

DRAFT

Privileged & Confidential, Attorney Work Product, Attorney-Client Communication
Preliminary Draft – Subject to Material Change
Prepared at the Request of Counsel
Prepared in Contemplation of Litigation

Illustrative Stand-Alone Business Plan Summary – Reduced Capex Case

	2018E (Apr-Dec)	2019E	2020E	2021E	2022E	2023E
EBITDAX	$89.3	$79.8	$88.0	$91.6	$99.7	$115.1
CapEx	(33.8)	(72.7)	(77.6)	(71.2)	(76.8)	(76.6)
Restructuring Fees	(42.0)	0.0	0.0	0.0	0.0	0.0
Make-Whole Resolution	(50.0)	0.0	0.0	0.0	0.0	0.0
Working Capital Catch Up	(59.7)	0.0	0.0	0.0	0.0	0.0
Other	(1.6)	(0.6)	(0.6)	(0.8)	(0.1)	(5.1)
Unlevered FCF	($97.9)	$6.4	$9.8	$19.6	$22.8	$33.4
Cash Int. & Fees	(32.6)	(26.6)	(27.4)	(27.1)	(26.8)	(26.8)
Levered FCF	($130.5)	($20.2)	($17.6)	($7.6)	($4.0)	$6.5
Beg. Cash	$25.1	$5.0	$5.0	$5.0	$5.0	$5.0
FCF	(130.5)	(20.2)	(17.6)	(7.6)	(4.0)	6.5
Net Incremental Financing	110.4	20.2	6.3	0.0	0.0	0.0
Funding Needed	0.0	0.0	11.3	7.6	4.0	0.0
End Cash	$5.0	$5.0	$5.0	$5.0	$5.0	$11.5
First Out Revolver	$23.5	$43.7	$50.0	$50.0	$50.0	$50.0
First Out TL Bal.	250.0	250.0	250.0	250.0	250.0	250.0
Last Out Bal.	75.0	75.0	75.0	75.0	75.0	75.0
Total Debt	$348.5	$368.7	$375.0	$375.0	$375.0	$375.0
Available Revolver	$26.5	$6.3	$0.0	$0.0	$0.0	$0.0
Total Leverage	NA	4.6x	4.3x	4.1x	3.8x	3.3x
Total Net Leverage	NA	4.6x	4.2x	4.0x	3.7x	3.2x

Stephens CONFIDENTIAL AND PROPRIETARY INFORMATION OF STEPHENS INC | MEMBER NYSE SIPC 2